EX-10.45

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Suzanne E. Maratta (“Employee”) is employed as the Vice President and Corporate Controller of Cincinnati Bell Inc. (“Employer”);

WHEREAS, the Employer and the Employee entered into an Amended and Restated Employment Agreement effective September 7, 2021(“2021 Employment Agreement”), and desire to enter into this Amendment effective December 28, 2025 (“Amendment”) in accordance with the terms set forth herein.

NOW THEREFORE, Employer and Employee agree as follows:

1.
Section 4.A., Sentence 1, of the 2021 Employment Agreement shall be amended only as follows: “Employee shall receive a base salary (“Base Salary”) of at least $255,000 per year, payable not less frequently than monthly, for each year during the term of this Agreement, subject to proration for any partial year.”
2.
Section 4.B., Sentence 3, of the 2021 Employment Agreement shall be amended only as follows: “Each year, Employee shall be given a Bonus target of not less than 50% of Base Salary, subject to proration for a partial year.”
3.
This Amendment shall be effective as of the date referenced above and may not be amended or modified except by a fully executed written agreement by Employer and Employee.
4.
All other terms of the 2021 Employment Agreement remain in full force and effect.

EMPLOYEE CINCINNATI BELL INC. (d/b/a altafiber)

/s/ Suzanne E. Maratta /s/ Leigh R. Fox

Suzanne E. Maratta Leigh R. Fox

President and Chief Executive Officer

11/19/2025 11/19/2025

Date Date